Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2014 FOURTH QUARTER AND YEAR-END RESULTS

Fourth quarter Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 13.5% to $4.4 million
Company has resolved the financial reporting issues, which were solely driven by technical accounting guidance and not by lenders. Resolution will have no impact on previously reported net cash flows, cash position, revenues, net income or earnings per share.
Company has received waivers from all of its lenders.
Management will conduct a conference call to discuss its operating results at 9:00 a.m. ET on Wednesday, March 25, 2015

BUFFALO GROVE, IL - March 23, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the fourth quarter and year ended December 31, 2014.
Fourth Quarter and Year-End 2014 Highlights

•	Hydraulic crawler crane utilization increased to 74.8% for the three month period ended December 31, 2014 compared to 56.7% for the three month period ended December 31, 2013;

•	Crawler crane rental backlog based on expected rental revenues as of December 31, 2014 increased by 34.2% compared to the backlog as of December 31, 2013;

•	Rough terrain crane utilization increased to 59.9% for the three month period ended December 31, 2014, compared to 54.1% for the three month period ended December 31, 2013;

•
City and other tower crane utilization increased to 52.3% for the three month period ended December 31, 2014 compared to 32.6% for the three month period ended December 31, 2013. Self-Erecting tower crane utilization increased to 57.6% for the three month period ended December 31, 2014 compared to 48.7% for the three month period ended December 31, 2013. Rental revenue generated from tower cranes in the quarter was at its highest level since we acquired these assets;

•	Equipment rental revenue increased by $1.4 million or 12.4% for the three month period ended December 31, 2014 compared to the three month period ended December 31, 2013;

•	Used rental equipment sales in the three month period ended December 31, 2014, which included nine traditional crawler cranes, was $5.7 million and sold at 94.6% of orderly liquidation value;

•
Total revenue increased by $5.8 million or 25.9% to $28.3 million for the three month period ended December 31, 2014 compared to $22.5 million for the three month period ended December 31, 2013, driven by increases in all revenue lines; and

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses was $4.4 million for the three month period ended December 31, 2014 compared to $3.9 million for the three month period ended December 31, 2013.

Nick Matthews, President and CEO of Essex stated, “We set four key strategic initiatives for 2014: improving asset utilization, reshaping our asset portfolio and repositioning the fleet, improving quality and developing a more customer centric service oriented culture to improve customer relationships. The fourth quarter results are reflective of the progress we have made on these initiatives. Strong year over year improvement in utilization of our hydraulic crawler crane, rough terrain crane and tower crane fleets have resulted in a meaningful increase in rental revenue compared to the fourth quarter of 2013. We continue to sell excess rental fleet at an accelerated pace, with $5.7 million of rental equipment sales, including nine traditional crawler cranes in the fourth quarter, which represents a $3.2 million or 126.0% increase compared to the same quarter in the prior year.”

“As part of the initiative to become more customer centric, we have refocused the parts and service segment of the Company to drive revenue primarily through service oriented transactions such as assembly services and third party customer work, and less on rental end billing procedures. We have captured much of the decline in revenue from the rental end billing process with these

Exhibit 99.1

service oriented offerings along with the growth in our retail parts line and are encouraged by the trend of this segment in the second half of the year, which paralleled the growth in our other lines of business.”

Mr. Matthews continued, “While our actual 2014 EBITDA was marginally lower than our expectations, we remain encouraged by the manner in which the year progressed. The year over year improvements in the second half of the year have put us in a stronger position to begin 2015 as compared to 2014 and despite some uncertainty caused by the decline in the price of oil, we expect the aggregate activity of the end markets we serve to continue to demonstrate year over year improvements in 2015.”

Fourth Quarter 2014 Overview

Essex Crane equipment rentals segment revenues were $11.8 million for the three month period ended December 31, 2014 versus $7.9 million for the three month period ended December 31, 2013. Essex Crane equipment rentals segment revenues include rental, transportation and used rental equipment sales generated from the Essex Crane subsidiary. The $3.9 million increase was primarily driven by a $3.1 million increase in used rental equipment sales and a $600,000 increase in equipment rental revenue.

Coast Crane equipment rentals segment revenues were $8.1 million for the three month period ended December 31, 2014 versus $7.2 million for the three month period ended December 31, 2013. Coast Crane equipment rentals segment revenues include rental, transportation and used rental equipment sales from the Coast Crane subsidiary. The $900,000 increase was primarily driven by an $800,000 increase in equipment rental revenue.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $3.0 million for the three month period ended December 31, 2014 compared to $2.9 million for the three month period ended December 31, 2013.

Parts and service revenue increased to $5.4 million for the three month period ended December 31, 2014 compared to $4.4 million for the three month period ended December 31, 2013. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit increased 23.1% to $5.7 million for the three month period ended December 31, 2014 from $4.6 million for the three month period ended December 31, 2013. The increase is due to the increase in gross profit generated from the equipment rentals segments along with the increase in parts and service segment gross profit. Gross profit margin decreased modestly to 20.2% for the three month period ended December 31, 2014 from 20.7% for the three month period ended December 31, 2013.

EBITDA before non-cash compensation and non-recurring expenses increased to $4.4 million for the three month period ended December 31, 2014 compared to $3.9 million for the three month period ended December 31, 2013. Non-cash compensation and non-recurring expenses was $200,000 for the three month period ended December 31, 2014 and $800,000 for the three month period ended December 31, 2013.

Restatement of Previously Issued Financial Statements

Nick Matthews stated, “We are pleased to have resolved the financial reporting issues relating to our balance sheet debt classification and our segment reporting. These issues related to technical accounting guidance and were not raised by our lenders. Additionally, these technical accounting issues were not caused by the operating results of the business nor did they have any impact on previously reported net cash flows, cash position, revenues, net income or earnings per share.”

The Company restated prior period balance sheets to reclassify certain of the obligations under its revolving credit facilities as short term due to certain lockbox arrangements and subjective acceleration clauses within the credit agreements, notwithstanding that the obligations do not contractually mature within twelve months of the date of the applicable balance sheet and none of the applicable terms within the agreements or lockbox arrangements have changed since the inception of the agreements. Also, the Company will report separate equipment rentals segments for Essex Crane and Coast Crane, which will enhance its footnote disclosures for users of the financial statements.

Mr. Matthews continued, “It is disappointing that the debt presentation issues arose particularly since the applicable terms related to the Company’s revolving credit facility agreements have not changed since the inception of the agreements many years ago. We have received waivers from our lenders and are eager to focus our efforts on continuing the progress the Company made throughout 2014 and look forward to a solid 2015.”

Exhibit 99.1

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, March 25, 2015. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation, amortization and impairment expense. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

Exhibit 99.1

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES
Equipment rentals	$12,527	$11,149	$49,729	$46,596
Retail equipment sales	2,992	2,875	9,930	11,212
Used rental equipment sales	5,683	2,515	15,772	12,437
Retail parts sales	2,120	1,855	8,827	7,633
Transportation	1,688	1,492	7,709	5,912
Equipment repairs and maintenance	3,263	2,565	11,482	11,747
TOTAL REVENUES	28,273	22,451	103,449	95,537

COST OF REVENUES
Salaries, payroll taxes and benefits	3,056	2,598	11,455	10,772
Depreciation	4,584	4,682	18,339	18,663
Retail equipment sales	2,677	2,491	8,794	9,550
Used rental equipment sales	5,053	1,744	13,306	9,183
Retail parts sales	1,622	1,453	6,909	5,909
Transportation	1,434	1,543	7,340	5,884
Equipment repairs and maintenance	3,253	2,480	12,139	10,242
Yard operating expenses	875	814	3,476	3,146
TOTAL COST OF REVENUES	22,554	17,805	81,758	73,349

GROSS PROFIT	5,719	4,646	21,691	22,188

Selling, general and administrative expenses	6,155	6,260	23,841	24,377
Impairment - rental equipment, held for sale	—	—	771	—
Other depreciation and amortization	165	246	873	1,039
LOSS FROM OPERATIONS	(601)	(1,860)	(3,794)	(3,228)

OTHER INCOME (EXPENSES)
Other income	11	3	10	562
Interest expense	(3,715)	(3,086)	(13,958)	(11,662)
Foreign currency exchange losses	(153)	(159)	(378)	(381)
TOTAL OTHER INCOME (EXPENSES)	(3,857)	(3,242)	(14,326)	(11,481)

LOSS BEFORE INCOME TAXES	(4,458)	(5,102)	(18,120)	(14,709)

BENEFIT FOR INCOME TAXES	(1,565)	(1,455)	(6,919)	(5,064)

NET LOSS	$(2,893)	$(3,647)	$(11,201)	$(9,645)

Weighted average shares outstanding:
Basic	24,818,997	24,721,013	24,805,938	24,660,170
Diluted	24,818,997	24,721,013	24,805,938	24,660,170

Loss per share:
Basic	$(0.12)	$(0.15)	$(0.45)	$(0.39)
Diluted	$(0.12)	$(0.15)	$(0.45)	$(0.39)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	74.8%	79.6%	56.7%
Crawler Cranes - Traditional	26.9%	30.0%	32.2%
Rough Terrain Cranes	59.9%	65.9%	54.1%
Boom Trucks	50.4%	49.8%	51.7%
Self-Erecting Tower Cranes	57.6%	42.9%	48.7%
City & Other Tower Cranes	52.3%	52.7%	32.6%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
		(Restated)		(Restated)
Segment revenues
Essex Crane equipment rentals	$11,845	$7,946	$40,429	$33,941
Coast Crane equipment rentals	8,053	7,210	32,781	31,004
Equipment distribution	2,992	2,875	9,930	11,212
Parts and service	5,383	4,420	20,309	19,380
Total revenues	$28,273	$22,451	$103,449	$95,537

Segment gross profit
Essex Crane equipment rentals	$1,117	$785	$4,336	$4,787
Coast Crane equipment rentals	2,832	2,477	11,438	11,029
Equipment distribution	151	239	486	1,046
Parts and service	1,619	1,145	5,431	5,326
Total gross profit	$5,719	$4,646	$21,691	$22,188

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss	$(2,893)	$(3,647)	$(11,201)	$(9,645)
Benefit for income taxes	(1,565)	(1,455)	(6,919)	(5,064)
Foreign currency exchange losses	153	159	378	381
Interest expense	3,715	3,086	13,958	11,662
Other expense	(11)	(3)	(10)	(562)
Loss from operations	(601)	(1,860)	(3,794)	(3,228)

Depreciation	4,584	4,682	18,339	18,663
Impairment - rental equipment, held for sale	—	—	771	—
Other depreciation and amortization	165	246	873	1,039
Adjusted EBITDA (1)	$4,148	$3,068	$16,189	$16,474

(1) Includes non-cash stock compensation and non-recurring expenses of $0.2 million and $0.8 million for the three month periods ended December 31, 2014 and 2013, respectively, and $1.3 million and $1.8 million for the years ended December 31, 2014 and 2013, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets (Amounts in thousands, except share data) (Unaudited)

	December 31, 2014	December 31, 2013
		(Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,087	$1,349
Accounts receivable, net of allowances	16,981	14,059
Other receivables	1,700	2,412
Deferred tax assets	3,504	2,878
Inventory
Retail equipment	12,030	3,416
Retail spare parts, net	1,725	1,598
Rental equipment, held for sale	790	—
Prepaid expenses and other assets	1,516	1,791
TOTAL CURRENT ASSETS	39,333	27,503

Rental equipment, net	270,465	287,860
Property and equipment, net	4,613	5,205
Spare parts inventory, net	3,816	3,248
Identifiable finite lived intangibles, net	735	1,069
Goodwill	1,796	1,796
Loan acquisition costs, net	5,132	6,095

TOTAL ASSETS	$325,890	$332,776

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,966	$5,703
Accrued employee compensation and benefits	2,008	2,012
Accrued taxes	3,694	3,909
Accrued interest	870	655
Accrued other expenses	1,031	1,007
Unearned rental revenue	1,849	1,668
Customer deposits	350	293
Revolving credit facilities - short-term	142,709	163,114
Term loan - short-term	2,000	2,000
Purchase money security interest debt - short-term	1,655	959
Capital lease obligation - short-term	35	—
TOTAL CURRENT LIABILITIES	161,167	181,320

LONG-TERM LIABILITIES
Revolving credit facility	1,781	2,368
Term loans	64,500	36,500
Promissory notes	1,655	3,655
Purchase money security interest debt	6,652	1,975
Deferred tax liabilities	34,487	40,869
Capital lease obligation	162	—
TOTAL LONG-TERM LIABILITIES	109,237	85,367

TOTAL LIABILITIES	270,404	266,687

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,824,614 shares at December 31, 2014 and 24,743,513 shares at December 31, 2013	2	2
Paid in capital	126,510	125,952
Accumulated deficit	(71,077)	(59,876)
Accumulated other comprehensive income	51	11
TOTAL STOCKHOLDERS' EQUITY	55,486	66,089

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$325,890	$332,776